SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 15, 1998
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                      COMPOST AMERICA HOLDING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


  New Jersey                      0-27832                   22-2603175
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(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)


  320 Grand Avenue   Englewood, New Jersey                          07631
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  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (201) 541-9393
                                                   --------------

                                       N/A
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         (Former name or former address, if changed since last report.)


PLEASE ADDRESS ALL CORRESPONDENCE TO: Mark Gasarch, Esq.
                                      40 West 57th Street
                                      33rd Floor
                                      New York, New York 10019

Item 5. Other Events

On June 15, 1998, the Company's Board of Directors approved amendments to the Certificates of Designations of Rights and Preferences of its Series A Exchangeable Redeemable Preferred Stock (Exhibit 4.1) and its Series D Exchangeable Redeemable Preferred Stock (Exhibit 4.2).

Item 6. Resignations of Registrant's Directors

On June 15, 1998 the Company's Board of Directors accepted the resignation of Robert E. Wortmann as a Director and Secretary of the Company and its subsidiaries. Mr. Wortmann's letter of resignation (Exhibit 17.1) contains the statement "Due to the manner in which the business is being conducted...". The Company cannot tell whether or not this statement constitutes a "disagreement with the company on any matter relating to the company's operations, policies or practices", and Mr. Wortmann has declined to elaborate further on the statement contained in his letter. The Company believes that its operations, policies and practices conform to all regulatory requirements and are conducted in the best interests of its shareholders.

On June 15, 1998 the Company's Board of Directors appointed Pasquale Dileo as Assistant Secretary of the Company and its subsidiaries. The position of Secretary remains vacant at this time.

Item 7. Financial Statements and Exhibits

(a) and (b) - none

(c) Exhibits

      4.1   - Amendment to Series A Preferred Stock Designation of Rights

      4.2   - Amendment to Series D Preferred Stock Designation of Rights

      17.1  - Letter of Resignation of Robert E. Wortmann

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 19, 1998

                              COMPOST AMERICA HOLDING COMPANY, INC.
                              (Registrant)


                              By /s/ Roger E. Tuttle
                              -------------------------------------
                                Roger E. Tuttle, President
                                (Principal Executive Officer)